EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of NS8 Corporation (the "Company") on Form SB-2 of our report, dated March 31, 2005, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



SINGER  LEWAK  GREENBAUM  &  GOLDSTEIN  LLP

Los  Angeles,  California
June  10,  2005


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